Exhibit 99.1

Solo Cup Company and Subsidiaries

Consolidated Statements of Operations

(In millions)

	Thirteen weeks ended		Twenty-six weeks ended
	June 27, 2010	June 28, 2009	June 27, 2010	June 28, 2009
Net sales	$419.2	$395.8	$764.1	$745.5
Cost of goods sold	386.6	331.4	693.2	643.8

Gross profit	32.6	64.4	70.9	101.7
Selling, general and administrative expenses	40.8	38.3	75.6	74.1
Loss on asset disposals	1.0	0.2	2.0	2.4
Asset impairment	13.2	—	13.2	—

Operating (loss) income	(22.4)	25.9	(19.9)	25.2
Interest expense, net of interest income	17.4	13.3	34.4	27.9
Reclassification of unrealized loss on cash flow hedges to interest expense	—	9.1	—	9.1
Foreign currency exchange (gain) loss , net	—	(3.3)	1.4	(2.4)
Gain from bargain purchase	(1.7)	—	(1.7)	—

(Loss) income before income taxes	(38.1)	6.8	(54.0)	(9.4)
Income tax provision (benefit)	1.7	(0.1)	2.2	(6.2)

Net (loss) income	$(39.8)	$6.9	$(56.2)	$(3.2)

Reconciliation of net (loss) income to EBITDA (non-GAAP measure)
	Thirteen weeks ended		Twenty-six weeks ended
	June 27, 2010	June 28, 2009	June 27, 2010	June 28, 2009
Net (loss) income(1)	$(39.8)	$6.9	$(56.2)	$(3.2)
Interest expense, net (includes reclassification of unrealized loss on cash flow hedges)	17.4	22.4	34.4	37.0
Income tax provision (benefit)	1.7	(0.1)	2.2	(6.2)
Depreciation and amortization	29.7	16.6	46.7	34.5

EBITDA (non-GAAP measure)	$9.0	$45.8	$27.1	$62.1

(1) Net (loss) income includes the following items, which are listed here to provide information for purposes of additional analysis.
	Thirteen weeks ended		Twenty-six weeks ended
	June 27, 2010	June 28, 2009	June 27, 2010	June 28, 2009
Plant closure expenses and severance costs	$6.5	$3.1	$6.5	$7.5
Closed plant inefficiencies	—	0.2	—	1.0
Gain from bargain purchase	(1.7)	—	(1.7)	—
Asset impairment	13.2	—	13.2	—
Loss on asset disposals	1.0	0.2	2.0	2.4
Foreign currency exchange (gain) loss , net	—	(3.3)	1.4	(2.4)
Long-term incentive plan	0.2	0.3	—	0.5
Contractual resolution charge	—	—	—	3.9

Solo Cup Company and Subsidiaries

Condensed Consolidated Balance Sheets

(In millions)

	June 27, 2010	December 27, 2009
Assets

Cash and cash equivalents	$22.0	$30.0
Accounts receivable, net	134.5	124.9
Inventories	308.7	232.6
Deferred income taxes	18.4	19.1
Other current assets	31.6	29.8

Total current assets	515.2	436.4

Property, plant and equipment, net	495.7	509.0
Other assets	29.5	42.0

Total assets	$1,040.4	$987.4

Liabilities and Shareholder’s (Deficit) Equity

Accounts payable	$85.7	$82.0
Accrued expenses	52.7	55.6
Current maturities of long-term debt	0.5	0.8
Other current liabilities	61.1	47.1

Total current liabilities	200.0	185.5

Long-term debt, net of current maturities	739.2	635.3
Deferred income taxes	21.7	22.7
Other liabilities	117.3	125.7

Total liabilities	1,078.2	969.2

Total shareholder’s (deficit) equity	(37.8)	18.2

Total liabilities and shareholder’s (deficit) equity	$1,040.4	$987.4

Solo Cup Company and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In millions)

	Twenty-six weeks ended
	June 27, 2010	June 28, 2009
Cash flows from operating activities
Net loss	$(56.2)	$(3.2)

Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	46.7	34.5
Deferred financing fee amortization	3.4	2.8
Loss on asset disposals	2.0	2.4
Gain from bargain purchase	(1.7)	—
Reclassification of unrealized loss on cash flow hedges	—	9.1
Asset impairment	13.2	—
Deferred income taxes	(0.1)	(3.6)
Foreign currency exchange loss (gain), net	1.4	(2.5)
Changes in operating assets and liabilities, net of business acquisition	(66.6)	44.4
Other, net	1.2	1.3

Net cash (used in) provided by operating activities	(56.7)	85.2

Cash flows from investing activities
Purchase of property, plant and equipment	(31.3)	(29.3)
Proceeds from sale of property, plant and equipment	0.1	0.1
Business acquisition, net of cash acquired	(23.7)	—
Decrease in restricted cash	4.3	—

Net cash used in investing activities	(50.6)	(29.2)

Cash flows from financing activities
Net borrowings under revolving credit facilities	100.2	19.0
Repayments of term notes	(0.4)	(105.5)
Repayments of other debt	(0.2)	(0.2)
Return of capital to parent	(0.1)	—
Debt issuance costs	(0.5)	—

Net cash provided by (used in) financing activities	99.0	(86.7)

Effect of exchange rate changes on cash	0.3	0.1

Net decrease in cash and cash equivalents	(8.0)	(30.6)
Cash and cash equivalents, beginning of period	30.0	57.5

Cash and cash equivalents, end of period	$22.0	$26.9